As filed with the Securities and Exchange Commission on July 28, 1998
                                          Registration No. 33-..................
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                       PROTEIN POLYMER TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)


          DELAWARE                                       33-0311631
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


       10655 SORRENTO VALLEY ROAD
        SAN DIEGO, CALIFORNIA                                  92121
(Address of Principal Executive Offices)                     (Zip Code)

                                   _________

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                               J. THOMAS PARMETER
                       Chairman & Chief Executive Officer
                       PROTEIN POLYMER TECHNOLOGIES, INC.
                           10655 Sorrento Valley Road
                          San Diego, California  92121
                    (Name and address of agent for service)

                                 (619) 558-6064

         (Telephone number, including area code, of agent for service)
                                   _________

                                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed              Proposed
                                                                  Maximum              Maximum
          Title of Securities               Amount to be      Offering Price          Aggregate              Amount of
           to be Registered                  Registered        Per Share (1)      Offering Price (1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value                 500,000(2)(3)         $1.50               $750,000                  $221.25

Options to purchase shares of Common           500,000(4)          $-0-(4)             $-0-(4)                   $-0-(4)
 Stock, par value $.01 per share (4)
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is based on the last sale price as quoted on the National Association of Securities Dealers Automated Quotation System on July 22, 1998 of $1.50 per share.
(2) Excludes all shares previously registered under Registrant's 1992 Stock Option Plan on Form S-8 Registration Statement (Registration No. 33-63046).
(3) This Registration Statement covers, in addition to such number of shares issuable upon exercise of the Options to be granted under the Company's 1992 Stock Option Plan, an indeterminate number of additional shares which may become subject to Options as a result of the adjustment provisions of the Plan. The registration fee is calculated only on the stated number of shares.
(4) The Options to be registered hereunder are being registered for the sole purpose of permitting the Company to qualify the Options by coordination in California. Because the Options will be distributed without charge to Plan participants, no separate registration fee is required.
--------------------------------------------------------------------------------

                                  PART II/1/


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a) The Annual Report on Form 10-KSB of Protein Polymer Technologies, Inc. (the "Company" or "Registrant") for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission (the "Commission") on April 15, 1998 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)       The Current Report on Form 8-K, filed with the Commission on May 1,
          1998;

(c) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998;

(d) The description of the Company's Common Stock contained in the Company's Registration Statement under the Exchange Act on Form 8-A, filed with the Commission on December 11, 1991, as amended by Form 8 filed on January 17, 1992 and by Form 8-A, filed with the Commission on September 5, 1997; and

(e) Registration Statement on Form S-8, filed May 20, 1993 (Registration No. 33-63046), registering 1,000,000 shares of the Company's Common Stock, reserved under the 1992 Stock Option Plan, under the Securities Act.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.





/1/ Information required by Part I of Form S-8 is contained in a Section 10(a) prospectus to be distributed to each optionee and is omitted from this Registration Statement in accordance with Rule 428 promulgated under the Securities Act and the Note to Part I of Form S-8.

ITEMS 4-7.  DESCRIPTION OF SECURITIES; INTERESTS OF NAMED EXPERTS AND COUNSEL;
            INDEMNIFICATION OF DIRECTORS AND OFFICERS; EXEMPTION FROM REGISTRATION CLAIMED.

                 Items 4 through 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective Form S-8 (see Item 3, subpart (e) above) registering securities of the same class under the same plan as those registered on this Form S-8.

ITEM 8.  EXHIBITS


         Exhibit
         -------
          4.1  The Company's 1992 Stock Option Plan, as amended.

          5.1  Opinion of counsel as to legality of securities being registered.

          23.1  Consent of Ernst & Young LLP, independent auditors.

          23.2  Consent of counsel (included in Exhibit 5.1).

          24.1  Power of Attorney (included herein on the signature page).

ITEM 9.  UNDERTAKINGS.

         Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective Form S-8 (see Item 3, subpart (e) above) registering securities of the same class under the same plan as those registered on this Form S-8.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 28, 1998.


                            PROTEIN POLYMER TECHNOLOGIES, INC.,
                            a Delaware corporation



                            By:/s/ J. THOMAS PARMETER
                               ------------------------------------
                               J. Thomas Parmeter
                               President & Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Thomas Parmeter and Aron P. Stern, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                             Title                        Date
        ---------                             -----                        ----


/s/ J. THOMAS PARMETER       Chairman of the Board, President and      July 28, 1998
--------------------------   Chief Executive Officer
J. Thomas Parmeter           (Principal Executive Officer)


/s/ ARON P. STERN            Vice President-Finance and Chief          July 28, 1998
--------------------------   Financial Officer (Principal Financial
Aron P. Stern                and Accounting Officer)


/s/ EDWARD E. DAVID          Director                                  July 28, 1998
--------------------------
Edward E. David


/s/ GEORGE R. WALKER         Director                                  July 28, 1998
--------------------------
George R. Walker


/s/ BRENT R. NICKLAS         Director                                  July 28, 1998
--------------------------
Brent R. Nicklas


/s/ PATRICIA J. CORNELL      Director                                  July 20, 1998
--------------------------
Patricia J. Cornell


--------------------------   Director                                  July __, 1998
J. Paul Jones


/s/ PHILIP J. DAVIS
--------------------------   Director                                  July 28, 1998
Philip J. Davis


/s/ EDWARD J. HARTNETT                                                 July 16, 1998
--------------------------   Director
Edward J. Hartnett


--------------------------   Director                                  July __, 1998
Patrick Gerschel

                                 EXHIBIT INDEX

Exhibits
--------
4.1    1992 Stock Option Plan, as amended.

5.1 Opinion of counsel as to legality of securities being registered.

23.1   Consent of Ernst & Young LLP, independent auditors.

23.2   Consent of counsel (included in Exhibit 5.1).

24.1   Power of Attorney (included herein on the signature page).

                                      -6-